UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2017 (December 1, 2017)

ENVISION HEALTHCARE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37955	62-1493316
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1A Burton Hills Boulevard
Nashville, Tennessee		37215
(Address of Principal Executive Offices)		(Zip Code)

(615) 665-1283
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 1, 2017, the Board of Directors (the “Board”) of Envision Healthcare Corporation, a Delaware corporation (the “Company”) unanimously appointed William A. Sanger to serve as non-executive Chairman of the Board for a term expiring December 1, 2019, as contemplated by the Company’s Second Amended and Restated By-laws. Mr. Sanger previously served as the Company’s Executive Chairman. Following Mr. Sanger’s appointment as non-executive Chairman, the Company no longer has an Executive Chairman. Mr. Sanger will no longer receive the executive compensation that was previously payable under his employment agreement with the Company. In addition to the Company’s standard board compensation payable to non-employee directors, Mr. Sanger will receive an annual retainer of $150,000 for serving as the Board’s non-executive Chairman.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Envision Healthcare Corporation

By:	/s/ Kevin D. Eastridge
Kevin D. Eastridge

Executive Vice President and Chief Financial Officer
(Principal Financial and Duly Authorized Officer)

Date:    December 6, 2017